CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated February 3, 2004, relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Reports to Shareholders of Strong Discovery Fund II, Strong Mid Cap Growth Fund II, Strong Multi Cap Value Fund II, and Strong Opportunity Fund II, which are also incorporated by reference into the Registration Statement.



PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
September 10, 2004